Exhibit 4.1

BMW VEHICLE LEASE TRUST 2017-1
1.00000% Asset Backed Notes, Class A-1
1.64% Asset Backed Notes, Class A-2
1.98% Asset Backed Notes, Class A-3
2.18% Asset Backed Notes, Class A-4

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee,

and

BMW VEHICLE LEASE TRUST 2017-1,
as Issuer

FORM OF INDENTURE

Dated as of March 22, 2017

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SCHEDULES
Schedule I	Perfection Representations, Warranties and Covenants	I-1
EXHIBITS
Exhibit A	Form of Note	A-1
Exhibit B	Servicing Criteria to be Addressed in the Indenture Trustee’s Assessment of Compliance	B-1

v

INDENTURE

This Indenture, dated as of March 22, 2017, is between BMW Vehicle Lease Trust 2017-1, a Delaware statutory trust (the “Issuer”), and U.S. Bank National Association, a national banking association, as indenture trustee (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s 1.00000% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), 1.64% Asset Backed Notes, Class A-2 (the “Class A-2 Notes”), 1.98% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and 2.18% Asset Backed Notes, Class A-4 (the “Class A-4 Notes” and, together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the “Notes”):

GRANTING CLAUSE

The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”), in each case as such terms are defined herein.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture in accordance with the terms set forth herein.

Notwithstanding any statement to the contrary contained in any Basic Document, neither the Indenture Trustee nor any of the Noteholders shall have any security interest in any funds held by the Qualified Intermediary or in any Qualified Intermediary Account which represent Sales Proceeds with respect to any of the 2017-1 Vehicles relating to the 2017-1 Leases, and such funds shall not constitute Collateral; provided, however, that Sales Proceeds from the sale of any 2017-1 Vehicle received after the exercise of remedies with respect to an Indenture Default pursuant to Article V shall not be deposited with the Qualified Intermediary or into any

Qualified Intermediary Account, and nothing contained herein shall limit any right of the Indenture Trustee or any Noteholder with respect to Sales Proceeds received after such exercise of remedies. It is the intention of the parties hereto that the preceding sentence shall satisfy the requirements of Treasury Regulation Section 1.1031(k)-1(g)(4), which requires that the Issuer, the Depositor and their respective Affiliates not have the right to receive, pledge, borrow or otherwise obtain the benefits of money or other property held by the Qualified Intermediary.

ARTICLE ONE

 DEFINITIONS

Section 1.01      Definitions.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement or the Servicing Agreement, as the case may be.  Whenever used herein, unless the context otherwise requires, the following words and phrases have the following meanings:

“Accounts” means the Note Distribution Account and the Reserve Fund.

“Accrual Period” means, (i) with respect to any Payment Date and the Class A-1 Notes, the period from and including the previous Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to, but excluding, the related Payment Date, and (ii) with respect to any Payment Date and the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the period from and including the 20th day of the month in which the preceding Payment Date occurred (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the 20th day of the month in which such Payment Date occurs.

“Act” has the meaning set forth in Section 11.03(a).

“Administrator” means BMW FS, or any successor Administrator under the Issuer Administration Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“Aggregate Securitization Value” means for any date the amount calculated as of the close of business on such date equal to the sum of the Securitization Values of all 2017-1 Leases.

“Asset Representations Reviewer Fee” means (i) an annual fee equal to $7,500, payable on the Payment Date occurring in April of each year, commencing in 2018, and (ii) $175 for each ARR Lease reviewed by it in accordance with the terms of the Asset Representations Review Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means, with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Issuer Administration Agreement is in effect, any of the following officers of the Administrator, each of whom is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Issuer Administration Agreement: the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of the following amounts: (i) SUBI Collections, (ii) Advances actually made by the Servicer, (iii) in the case of an Optional Purchase, the Optional Purchase Price and (iv) net investment earnings on amounts on deposit in the 2017-1 SUBI Collection Account.

“Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the sum of (x) the amount by which Securityholder Available Funds is less than the amount necessary to make the distributions in clauses (i), (ii) and (iii) of Section 8.04(a) and (y) the amount by which Available Funds is less than the amount necessary to make the distributions in Sections 2.4(b)(i) and 2.4(b)(ii) of the Servicing Agreement.

“Back-Up Security Agreement” means that certain back-up security agreement, dated as of March 22, 2017, among the Vehicle Trust, the UTI Beneficiary, the Transferor, the Issuer and the Indenture Trustee, as amended or supplemented from time to time.

“Basic Servicing Agreement” means that certain Servicing Agreement, dated as of August 30, 1995, between BMW FS, as servicer, BMW Manufacturing L.P. and Financial Services Vehicle Trust.

“BMW FS” means BMW Financial Services NA, LLC, and its successors.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Minnesota, New Jersey, Ohio or New York are authorized or obligated by law, executive order or government decree to be closed.

“Certificate Distribution Amount” means, as of any Payment Date, the amount being distributed to the Trust Certificateholders on such Payment Date.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Interest Rate” means 1.00000% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

“Class A-2 Interest Rate” means 1.64% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Interest Rate” means 1.98% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year of twelve 30-day months).

“Class A-4 Interest Rate” means 2.18% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

“Class A-2 Note Balance” means, as of any date, the Initial Class A-2 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2 Notes.

“Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

“Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means March 22, 2017.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Granting Clause.

“Commission” means the U.S. Securities and Exchange Commission.

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at (i) solely for the purposes of the transfer, surrender or exchange of the Notes, 111 Fillmore Avenue, St. Paul, Minnesota 55107, and (ii) for all other purposes, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Global Structured Finance/BMW Vehicle Lease Trust 2017-1;  or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Issuer).

“Daily Advance Reimbursements” means with respect to any Monthly Payment Advance made by the Servicer the amounts collected and netted on an ongoing basis from SUBI Collections by the Servicer to repay Monthly Payment Advance amounts where a Monthly Payment Advance amount has been recovered from a subsequent payment made by the related Lessee in respect of the Monthly Payment for which a Monthly Payment Advance was made.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.

“Definitive Note” means a definitive fully registered Note.

“Deposit Date” means the Business Day immediately preceding the related Payment Date.  So long as all the applicable accounts are held by U.S. Bank National Association, the Indenture Trustee may (but shall not be required to) treat the Deposit Date as the same day as the Payment Date for purposes of disbursing funds from the 2017-1 SUBI Collection Account to the applicable accounts in accordance with this Indenture.

“Depository Agreement” means the representation letter delivered by the Issuer to DTC, as the initial Clearing Agency, dated as of the Closing Date.

“Disposition Expenses” means expenses and other amounts reasonably incurred by the Servicer in connection with the sale or other disposition of a Matured Vehicle, a Defaulted Vehicle or a 2017-1 Vehicle related to an Early Termination Lease, including but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance Policy or other applicable insurance policies.  Disposition Expenses will be reimbursable to the Servicer from amounts otherwise included in Sales Proceeds, Insurance Proceeds and Termination Proceeds.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Institution” means (a) a bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or state banking authorities, (ii) has a short-term deposit rating of at least “F1” from Fitch and “P-1” from Moody’s, (iii) if the institution holds the related account other than as segregated trust account and the deposits are to be held in the accounts more than 30 days, has a long-term unsecured debt rating or issuer rating of at least “A” from Fitch (if rated by Fitch) and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation, or (b) the corporate trust department of any bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or state banking authorities that (i) is authorized under those laws to act as a trustee or in any other fiduciary capacity and (ii) has a long-term deposit rating of at least “A” from Fitch and at least “Baa3” from Moody’s.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depository institution, and (ii) any partnership, any general partner thereof.

“FDIC” means Federal Deposit Insurance Corporation and any successor thereof.

“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (a) the aggregate principal amount of the Outstanding Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date), minus (b) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date; provided, however, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any Class of the Notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that Class of Notes to zero.

“Fitch” means Fitch Ratings, Inc.

“Force Majeure” means any delay or failure in performance caused by acts beyond the applicable party’s reasonable control, including acts of God, war, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, interruption of utility services, acts of any unit of government or governmental agency, or any similar or dissimilar cause.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Default” has the meaning set forth in Section 5.01.

“Indenture Trustee Fee” means an annual fee equal to $2,500, payable on the Payment Date occurring in April of each year, commencing in 2018.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b), made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Initial Class A-1 Note Balance” means $175,000,000.

“Initial Class A-2 Note Balance” means $375,000,000.

 “Initial Class A-3 Note Balance” means $360,000,000.

“Initial Class A-4 Note Balance” means $90,000,000.

“Initial Note Balance” means the sum of the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance.

“Interest Rate” means the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate or Class A-4 Interest Rate, as applicable.

“Issuer” means the BMW Vehicle Lease Trust 2017-1, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuer Administration Agreement” means that certain issuer administration agreement, dated as of the date hereof, among the Administrator, the Issuer, the Transferor and the Indenture Trustee, as amended or supplemented from time to time.

“Issuer SUBI Certificate Transfer Agreement” means that certain issuer SUBI certificate transfer agreement, dated as of March 22, 2017, between the Transferor, as transferor, and the Issuer, as transferee, as amended or supplemented from time to time.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Lessee” means the lessee of a 2017-1 Vehicle.

 “Monthly Payment Advance” means with respect to a 2017-1 Lease, the amount advanced by the Servicer to the Issuer on the Business Day immediately preceding the related Payment Date equal to the unpaid Monthly Payment due from the related Lessee.

“Moody’s” means Moody’s Investors Service, Inc.

“Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note, in each case substantially in the form of Exhibit A hereto.

“Note Balance” means the sum of the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance.

“Note Distribution Account” means the trust account established by the Indenture Trustee on behalf of the Noteholders pursuant to Section 8.02, into which amounts released from the 2017-1 SUBI Collection Account and the Reserve Fund for distribution to Noteholders shall be deposited and from which all distributions to Noteholders shall be made.

“Note Distribution Amount” means, as of any Payment Date, the amount being distributed to the Noteholders on such Payment Date.

“Note Final Scheduled Payment Date” means the Payment Date occurring, with respect to (i) a Class A-1 Note, in March 2018; (ii) a Class A-2 Note, in July 2019; (iii) a Class A-3 Note, in May 2020; and (iv) a Class A-4 Note, in June 2020.

“Note Factor” means, with respect to each class of Notes on any Payment Date, the two digit decimal equivalent of a fraction the numerator of which is the remaining outstanding principal balance of that class of Notes on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the initial outstanding principal balance of that class of Notes.

“Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.04.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to, the Indenture Trustee.

 “Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer or the Administrator, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, comply with any applicable requirements of Section 11.01 and be in form and substance satisfactory to the Indenture Trustee.  Opinions of

Counsel need address matters of law only, and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 10.01(a).

“Optional Purchase Price” has the meaning set forth in Section 10.01(a).

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under this Indenture except:

(i)            Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)            Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii)            Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether Noteholders holding the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, the Transferor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the Servicer) or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Transferor, the Administrator or any of their respective Affiliates.

“Outstanding Amount” means, as of any date, the aggregate initial principal amount of the applicable Notes Outstanding, reduced by all payments of principal made in respect thereof on or prior to such date.

“Overcollateralization Target Amount” means an amount equal to 16.55% of the Aggregate Securitization Value of the 2017-1 Leases as of the Cutoff Date.

“Overdue Interest Rate” means, with respect to any Class, the Interest Rate applicable to such Class.

“Owner Trustee Fee” means an annual fee equal to $2,500, payable on the Payment Date occurring in April of each year, commencing in 2018.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 and is authorized by the Issuer to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the 20th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning in April 2017.

“Payment Date Certificate” has the meaning set forth in Section 8.03(a).

“Permitted Investments” means, at any time, any one or more of the following instruments, obligations and securities, generally having original or remaining maturities of 30 days or less, but in no event occurring later than the Payment Date next occurring after the Indenture Trustee acquires the investments, which evidence:

(a)            direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b)            demand deposits, time deposits or certificates of deposit of any depository institution, including the Indenture Trustee acting in its commercial capacity, or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a short-term deposit rating of at least “F1” from Fitch and “P-1” from Moody’s;

(c)            repurchase obligations held by the Vehicle Trustee with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(d)            securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, including the Indenture Trustee acting in its commercial capacity, so long as at the time of such investment or contractual commitment providing for such investment either (i) the long-term, unsecured debt of such corporation has a rating of at least “A” from Fitch and at least “Baa3” from Moody’s or (ii) the commercial paper or other short-term debt of such corporation has a rating of at least “F1” from Fitch and “P-1” from Moody’s;

(e)            investments of proceeds maintained in sweep accounts, short-term asset management accounts and the like utilized for the commingled investment, on an overnight basis, of residual balances in investment accounts maintained at the Vehicle Trustee or any Affiliate thereof; and

(f)            any other money market, common trust fund or obligation, or interest bearing or other security or investment (including those managed or advised by the Indenture Trustee or any Affiliate thereof) (A) rated in the highest rating category by each Rating Agency or (B) that has a long-term debt rating of at least “A” from Fitch and at least “Baa3” from Moody’s.  Such investments in this subsection (f) may include money market mutual funds or common trust funds, including any fund for which U.S. Bank National Association, in its capacity other than as the Indenture Trustee, or an Affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) U.S. Bank National Association, the Indenture Trustee or any Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) U.S. Bank National Association, the Indenture Trustee or any Affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed by the Indenture Trustee for such funds and pursuant to the Indenture may converge at any time.  U.S. Bank National Association or an Affiliate thereof is hereby authorized to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for such services rendered to such funds (but not to exceed investment earnings thereon).

Each of the foregoing criteria may be amended, modified, or deleted and additional criteria may be added to this definition by the Depositor upon the satisfaction of the Rating Agency Condition and without the consent of any Noteholder or any other Person.

 “Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Distribution Amount” means, for any Payment Date, to the extent of funds available for payment, the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount not to exceed the outstanding Note Balance.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“PTE” has the meaning set forth in Section 2.04.

“Qualified Intermediary” means any Person acting as a “qualified intermediary” for BMW FS’s Like-Kind Exchange Program pursuant to Section 1.1031(k)-1(g)(4) of the Treasury Regulations promulgated under the Code.

“Qualified Intermediary Account” means each account established by the Qualified Intermediary used to receive or hold funds in connection with BMW FS’s Like-Kind Exchange Program.

“Rating Agency” means, for so long as such entity is rating a Class of Notes, each of Fitch and Moody’s.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten Business Days (or such shorter period as is practicable or acceptable to each Rating Agency) prior notice thereof and within ten Business Days of each Rating Agency’s receipt of such notice (or such shorter period as is practicable or acceptable to each Rating Agency) such Rating Agency shall not have notified the Transferor, the Administrator and the Issuer in writing that such action will result in a Rating Event.  Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to the preceding sentence.

“Rating Event” means the qualification, reduction or withdrawal by one of the Rating Agencies of its then-current rating of any Class of Notes.

“Record Date” means, with respect to a Payment Date or Redemption Date, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date; provided, however, that if Definitive Notes are issued, the Record Date will be the last Business Day of the month preceding the Payment Date or Redemption Date.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.01, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.01.

“Redemption Price” means an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date, including, to the extent permitted under applicable law, interest on any overdue interest at the applicable Overdue Interest Rate.

 “Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate principal amount of the Outstanding Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) over (ii) the Targeted Note Balance minus (b) the First Priority Principal Distribution Amount, if any, with respect to that Payment Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506,

1,531 (Jan. 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (Sept. 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation RR” means Regulation RR under the Exchange Act (17 C.F.R. §246.1, et seq.).

“Reserve Fund” has the meaning set forth in the Trust Agreement.

“Reserve Fund Deposit Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) the Reserve Fund Requirement and (ii) net income realized on the investment of funds on deposit in the Reserve Fund.

“Reserve Fund Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Fund, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, and (b) the amount on deposit in the Reserve Fund after giving effect to all deposits thereto on the related Deposit Date or such Payment Date.

“Reserve Fund Requirement” means (i) on any Payment Date other than a Payment Date described in clause (ii), an amount equal to 0.25% of the Aggregate Securitization Value of the 2017-1 Leases as of the Cutoff Date or (ii) on any Payment Date occurring on or after the date on which the Note Balance has been reduced to zero, zero.

“Residual Note” has the meaning set forth in Section 2.02.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within Corporate Trust (or any successor group of the Indenture Trustee), including any Vice President, Assistant Secretary or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, or to whom any corporate trust matter is referred within Corporate Trust because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture.

“Securities” means the Trust Certificates and the Notes, collectively.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder Available Funds” means on each Payment Date, all remaining Available Funds after giving effect to the payment to the Servicer pursuant to Section 2.4(b)(i) and (b)(ii) of the Servicing Supplement of (i) the related Payment Date Advance Reimbursement and (ii) the related Servicing Fee, together with any unpaid Servicing Fees for prior Collection Periods.

“Servicing Agreement” means the Basic Servicing Agreement, as supplemented by the Servicing Supplement, as amended or supplemented from time to time with respect to the 2017-1 SUBI.

“Servicing Supplement” means that certain 2017-1 Servicing Supplement, dated as of March 22, 2017, among the Vehicle Trust, the UTI Beneficiary and the Servicer, as amended or supplemented from time to time with respect to the 2017-1 SUBI.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Sponsor” means BMW FS, in its capacity as sponsor under the Servicing Agreement, and any successor Sponsor thereunder.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the 2017-1 Leases and 2017-1 Vehicles but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the 2017-1 Leases and 2017-1 Vehicles under the direction or authority of the Servicer or a Subservicer.

“SUBI Collections” means, with respect to any Collection Period, the net amount collected or received by the Servicer in respect of the 2017-1 SUBI Assets during such Collection Period of: (i) Monthly Payments (net of any Daily Advance Reimbursements); (ii) Sales Proceeds (including amounts deposited by the Servicer equal to Sales Proceeds pursuant to the Servicing Agreement with respect to each 2017-1 Vehicle subject to the Like-Kind Exchange Program); (iii) Reallocation Payments made by the Servicer; (iv) Termination Proceeds; (v) Pull-Ahead Amounts; (vi) Recovery Proceeds; and (vii) the price paid by the Servicer in connection with the Servicer’s purchase of certain 2017-1 Leases pursuant to Section 2.3(f) of the Servicing Supplement and certain Matured Vehicles (to the extent not duplicative of any of clauses (i) through (v) of this definition).

“SUBI Trust Agreement” means the Vehicle Trust Agreement as supplemented by that certain vehicle trust supplement, dated as of March 22, 2017, among the parties to the Vehicle Trust Agreement, as amended or supplemented from time to time.

“Subservicer” means any Person that services the 2017-1 Leases and 2017-1 Vehicles on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Indenture that are identified in Item 1122(d) of Regulation AB.

“Targeted Note Balance” means, for any Payment Date, the excess, if any, of (x) the Aggregate Securitization Value at the end of the Collection Period preceding such Payment Date over (y) the Overcollateralization Target Amount.

“TIA” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Trust Agreement” means that certain trust agreement, as amended and restated as of March 22, 2017, between the Transferor and the Owner Trustee.

“Trust Certificate” has the meaning set forth in the Trust Agreement.

“Trust Certificateholder” has the meaning set forth in the Trust Agreement.

“Trust Estate” means all right, title and interest whether now existing or hereafter acquired or arising in any money, accounts, chattel paper, general intangibles, goods, deposit accounts, instruments, investment property and all proceeds and products of the foregoing, including all of the Issuer’s right, title and interest whether now owned or existing or hereafter acquired or arising in (i) the 2017-1 SUBI Certificate (transferred pursuant to the Issuer SUBI Certificate Transfer Agreement), evidencing the beneficial interest in the 2017-1 SUBI Assets, including the right to payments thereunder from Sales Proceeds, Termination Proceeds and Recovery Proceeds and to amounts on deposit in the 2017-1 SUBI Collection Account and investment earnings, net of losses and investment expenses, on amounts on deposit in the 2017-1 SUBI Collection Account, (ii) the rights of the Issuer under the Back-Up Security Agreement, (iii) the rights of the Issuer to the funds on deposit from time to time in the 2017-1 SUBI Collection Account, the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, (iv) the rights of the Transferor, as transferee under the SUBI Certificate Transfer Agreement, (v) the rights of the Issuer, as transferee under the Issuer SUBI Certificate Transfer Agreement, (vi) the security interest of the Issuer in the Reserve Fund (including investment earnings, net of losses and investment expenses, on amounts on deposit therein), (vii) the rights of the Vehicle Trust under any related Dealer Agreements, (viii) the rights of the Issuer as third party beneficiary of the Servicing Agreement and SUBI Trust Agreement and (ix) all proceeds of the foregoing.

“Trustee and Reviewer Fees” means, with respect to any Payment Date, the sum of any Indenture Trustee Fee, Owner Trustee Fee and Asset Representations Reviewer Fee then due and payable, or remaining unpaid as of such Payment Date.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“United States” means the United States of America.

“UTI Beneficiary” means BMW Manufacturing L.P., in its capacity as initial Beneficiary of the Vehicle Trust, and its permitted successors and assigns.

“Vehicle Trust” means Financial Services Vehicle Trust, a Delaware statutory trust.

“Vehicle Trust Agreement” means that certain trust agreement, dated as of August 30, 1995, as amended and restated as of September 27, 1996, as further amended as of May 25, 2000 and December 1, 2006, between BMW Manufacturing L.P., as grantor and initial beneficiary and BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware), as trustee, as amended.

“Vehicle Trustee” means BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware), in its capacity as trustee of the Vehicle Trust.

“Verified Note Owner” has the meaning set forth in Section 12.01.

Section 1.02      Interpretive Provisions.

(a)            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Indenture include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein”, “hereof” and the like shall refer to this Indenture as a whole and not to any particular part, Article or Section within this Indenture, (iii) the term “include” and all variations thereof shall mean “include without limitation” and (iv) the term “proceeds” shall have the meaning set forth in the applicable UCC.

(b)            As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

ARTICLE TWO

 THE NOTES

Section 2.01      Form.  The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

Section 2.02      Execution, Authentication and Delivery.  The Notes shall be executed by the Owner Trustee on behalf of the Issuer.  The signature of any authorized officer of the Owner Trustee on the Notes may be manual or by facsimile.  Notes bearing the manual or facsimile signature of individuals who were at any time authorized officers of the Owner Trustee shall bind the Issuer, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amounts of the Notes: (i) $175,000,000 of Class A-1 Notes, (ii) $375,000,000  of Class A-2 Notes, (iii) $360,000,000 of Class A-3 Notes and (iv) $90,000,000 of Class A-4 Notes.  The aggregate principal amount of Class A-1 Notes,

Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts, except as provided in Section 2.05.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, that on the Closing Date, one Class A‑1 Note, one Class A-2 Note, one Class A-3 Note and one Class A-4 Note may be issued in a denomination that includes any remaining portion of the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance (each, a “Residual Note”).

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03      Temporary Notes.  Pending the preparation of Definitive Notes, the Owner Trustee may execute, on behalf of the Issuer, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the related Noteholder.  Upon surrender for cancellation of any one or more temporary Notes, the Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations.  Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.04      Registration; Registration of Transfer and Exchange.  The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Indenture Trustee is hereby appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of such appointment and the location, and any change in such location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer as to the names and addresses of the Noteholders and the principal amounts and number of such Notes until a replacement certificate is provided to it by the Note Registrar.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes at such office or agency.  Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive.

Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee, duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.03 or 9.05 not involving any transfer.

No Note, or any interest therein, may be transferred to an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to ERISA, a “plan” described in Section 4975(e)(1) of the Code, any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity, or any governmental or church plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, unless such transferee represents, warrants and covenants that its purchase and holding of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because it will satisfy the requirements of an applicable prohibited transaction exemption (or in the case of a governmental or church plan, will not cause a non-exempt violation of any applicable law that is substantially similar to ERISA or Section 4975 of the Code).  By its acquisition of a Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may relay conclusively on the same for purposes hereof.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Note (i) selected for redemption or (ii) for a period of 15 days preceding the due date for any payment with respect to such Note.

All transfers or assignments of any Note or any interest in any Note shall be recorded in the Note Register.

Section 2.05      Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Indenture Trustee and the Issuer such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or a Responsible Officer of the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article Eight of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, and upon Issuer Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note (but not a mutilated Note) shall have become or within seven days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without the surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article Eight of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article Eight of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.06      Persons Deemed Owners.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and their respective agents may treat the Person in whose name any Note is registered (as of the date of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

Section 2.07      Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

Section 2.08      Release of Collateral.  Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request.

Section 2.09      Book-Entry Notes.  Unless otherwise specified, the Notes, upon original issuance, will be issued in the form of one or more typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as custodian for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer.  One fully registered Note shall be issued with respect to each $500 million in principal amount of each Class of Notes or such lesser amount as necessary.  Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note except as provided in Section 2.11.  Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.11:

(a)            the provisions of this Section shall be in full force and effect;

(b)            the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to Note Owners;

(c)            to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d)            the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency or Clearing Agency Participants pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e)            whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

Section 2.10      Notices to Clearing Agency.  Whenever a notice or other communication to Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

Section 2.11      Definitive Notes.  If (i) (A) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement and (B) none of the Indenture Trustee, the Transferor or the Administrator is able to locate a qualified successor, (ii) the Administrator at its option, with the consent of the applicable Clearing Agency Participants, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after an Indenture Default, Note Owners representing in the aggregate not less than 51% of the Outstanding Amount advise the Indenture Trustee through the Clearing Agency and its Participants in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interest of Note Owners, the Indenture Trustee shall be required to notify all Note Owners, through the Clearing Agency, of the occurrence of such event and the availability through the Clearing Agency of Definitive Notes to Note Owners requesting the same.  Upon surrender to the Indenture Trustee by the Clearing Agency of the Note or Notes representing the Book-Entry Notes and the receipt of instructions for re-registration, the Indenture Trustee shall issue Definitive Notes to Note Owners, who thereupon shall become Noteholders for all purposes of this Indenture.  None of the Owner Trustee, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

The Indenture Trustee shall not be liable if the Indenture Trustee or the Administrator is unable to locate a qualified successor Clearing Agency.  The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of such methods

(with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

If Definitive Notes are issued and the Indenture Trustee is not the Note Registrar, the Owner Trustee shall furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than ten days prior to the time such list is furnished, within 30 days after receipt by the Owner Trustee of a written request therefor.

Section 2.12      Authenticating Agents.  Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.04, 2.05 and 9.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes by the Indenture Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer.  The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer.  Upon receiving such notice of resignation or upon such termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.  The provisions of Sections 2.07 and 6.04 shall be applicable to any Authenticating Agent.

ARTICLE THREE

 COVENANTS

Section 3.01      Payment of Principal and Interest.  The Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.  Without limiting the foregoing, subject to Section 8.04, the Issuer shall cause to be distributed all amounts on deposit in the Note Distribution Account on each Payment Date that have been deposited therein for the benefit of the Notes, as set forth in Section 8.04.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 3.02      Maintenance of Office or Agency.  The Note Registrar, on behalf of the Issuer, shall maintain at the Corporate Trust Office or at such other location in Minnesota or Illinois, chosen by the Note Registrar, acting for the Issuer, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.  The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03      Money for Payments to be Held in Trust.  As provided in Sections 8.04 and 5.04(b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments of Notes shall be paid over to the Issuer except as provided in this Section.

On each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of any failure by the Issuer to effect such deposit.

The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent shall:

(a)            hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)            give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

(c)            at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)            immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(e)            comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and deposited by the Indenture Trustee into the 2017-1 SUBI Collection Account, and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Administrator.  The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders the Notes of which have been called but not surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent at the last address of record for each such Noteholder).

Section 3.04      Existence.  The Issuer shall keep in full effect its existence, rights and franchises as a trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

Section 3.05      Protection of Trust Estate.  The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Trust Estate.  The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:

(a)            Grant more effectively all or any portion of the Trust Estate;

(b)            maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(c)            perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d)            enforce any of the Collateral;

(e)            preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in the Trust Estate against the claims of all Persons; or

(f)            pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to file all financing statements, continuation statements or other instruments required to be filed pursuant to this Section.

Section 3.06      Opinions as to Trust Estate.

(a)            On the Closing Date, the Issuer shall furnish or cause to be furnished to the Indenture Trustee, an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and maintain the lien and security interest of the Indenture Trustee in the Trust Estate and reciting the details of such action, or (ii) no such action is necessary to create and maintain such lien and security interest.

(b)            On or before April 30th of each calendar year, beginning with April 30, 2018, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to continue the lien and security interest of the Indenture Trustee in the Trust Estate and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to continue such lien and security interest.

Section 3.07      Performance of Obligations; Administration of the 2017-1 SUBI Assets.

(a)            The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Basic Documents or such other instrument or agreement.

(b)            The Issuer may contract with other Persons, to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture.

(c)            The Issuer shall, and, shall cause the Administrator and the Servicer to, punctually perform and observe all of its and their respective obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein.  Except as otherwise expressly provided therein, the Issuer, as a party to the Basic Documents and as Holder of the 2017-1 SUBI Certificate, shall not, and shall cause each of the Servicer and the Administrator not to, modify, amend, supplement, waive or terminate any Basic Document to which it is a party or any provision thereof without satisfying the Rating Agency Condition and satisfying each other condition as may be specified in the particular provision or Basic Document.  Copies of any statements and certificates required to be provided to the Indenture Trustee pursuant to the Servicing Agreement or any other Basic Document may be obtained by Securityholders by a request in writing addressed to the Indenture Trustee.

(d)            If the Issuer or a Responsible Officer of the Indenture Trustee shall have actual knowledge of the occurrence and continuation of a Servicer Default, such entity shall promptly notify the other entity and the Administrator thereof, and shall specify in such notice the action, if any, the other entity is taking in respect of such default.  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the 2017-1 SUBI Assets, the Issuer shall take all reasonable steps available to it to remedy such failure.  Upon the occurrence and continuation of a Servicer Default with respect to the 2017-1 SUBI, the Indenture Trustee may (and at the direction of Noteholders holding not less than 66 ⅔% of the Outstanding Amount shall) terminate all of the rights and obligations of the Servicer with respect to the 2017-1 SUBI only, and a successor Servicer shall be appointed pursuant to the Servicing Agreement.

(e)            Upon any termination of the Servicer’s rights and powers or resignation of the Servicer pursuant to the Servicing Agreement, the Issuer or the Indenture Trustee shall promptly, but in any event within two Business Days of such termination or resignation, notify the other entity thereof.  As soon as a successor Servicer is appointed pursuant to the Servicing Agreement, the Issuer or the Indenture Trustee shall notify the other entity of such appointment, specifying in such notice the name and address of such successor Servicer.

Section 3.08      Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(a)            engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of this Indenture), pledging and managing the 2017-1 SUBI Certificate as contemplated by this Indenture and the other Basic Documents;

(b)            [reserved];

(c)            claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(d)            (i) permit the validity or effectiveness of this Indenture to be impaired, permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any 2017-1 SUBI Asset and arising solely as a result of an action or omission of the related Lessee) or (iii) except as otherwise provided in the Basic Documents, permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate;

(e)            incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Basic Documents; or

(f)            except as otherwise permitted by the Basic Documents, dissolve or liquidate in whole or in part.

Section 3.09      Issuer and Indenture Trustee Certificates and Reports.

(a)            The Issuer shall deliver to the Indenture Trustee and shall make available to each Rating Agency, within 90 days after the end of each calendar year (commencing with the year ending December 31, 2017), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)            a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)            to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default in the compliance of any such condition or covenant, specifying each such Default known to such Authorized Officer and the nature and status thereof.

(b)            The Issuer shall supply to the Indenture Trustee such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and

(ii) of Section 3.09(a) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.

(c)            On or before March 15th of each calendar year in which a Form 10-K is required to be filed on behalf of the Issuer, commencing in 2018, the Indenture Trustee shall deliver to the Issuer and the Administrator:

(i)            a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified on Exhibit B hereto or such criteria as mutually agreed upon by the Administrator, Transferor and Indenture Trustee; and

(ii)            a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 13a-18 and 15d-18 of the Securities Act and the Exchange Act and Item 1122 of Regulation AB.

(d)            The Issuer shall:

(i)            file with the Commission copies of the monthly reports, the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, including reports on Form 10-K, Form 10-D and Form 8-K; and

(ii)            file with the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

(e)            Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 3.10      Restrictions on Certain Other Activities.  Except as otherwise provided in the Basic Documents, the Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of this Indenture), pledging and managing the 2017-1 SUBI Certificates in the manner contemplated by the Basic Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.11      Notice of Defaults.  The Issuer agrees to give the Indenture Trustee, and with respect to each Rating Agency make available, prompt written notice of each Indenture Default hereunder.

Section 3.12      Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 3.13      Delivery of 2017-1 SUBI Certificate.  On the Closing Date, the Issuer shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the 2017-1 SUBI Certificate.  The Indenture Trustee shall take possession of the 2017-1 SUBI Certificate in New York and shall at all times during the period of this Indenture maintain custody of the 2017-1 SUBI Certificate in New York.

Section 3.14      Compliance with Laws.  The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Basic Document.

Section 3.15      Issuer May Consolidate, etc., Only on Certain Terms.

(a)            The Issuer shall not consolidate or merge with or into any other Person unless:

(i)            the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)            immediately after giving effect to such transaction, no Default or Indenture Default shall have occurred and be continuing;

(iii)            the Issuer shall have made available to each Rating Agency 10 days’ prior written notice thereof, and no Rating Agency shall have notified the Indenture Trustee, the Administrator or the Owner Trustee that such transaction might or would result in the removal or reduction of the rating then assigned thereby to any Class of Notes;

(iv)            the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the Issuer, the Transferor or the Vehicle Trust to be taxable as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes;

(v)            any action that is necessary to maintain each lien and security interest created by the Trust Agreement or this Indenture shall have been taken; and

(vi)            the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and any related supplemental indenture complies with this Article Three and that all conditions precedent provided in this Indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b)            The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person other than pursuant to the terms of the Basic Documents, unless:

(i)            the Person that acquires by conveyance or transfer such properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (c) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings that counsel satisfactory to such purchaser or transferee and the Indenture Trustee determines must be made with (1) the Commission (and any other appropriate Person) required by the Exchange Act or the appropriate authorities in any state in which the Notes have been sold pursuant to any qualification or exemption under the securities or “blue sky” laws of such state, in connection with the Notes or (2) the Internal Revenue Service or the relevant state or local taxing authorities of any jurisdiction;

(ii)            immediately after giving effect to such transaction, no Default or Indenture Default shall have occurred and be continuing;

(iii)            the Issuer shall have made available to each Rating Agency 10 days’ prior written notice thereof, no Rating Agency shall have notified the Indenture Trustee, the Administrator or the Owner Trustee that such transaction might or would result in the removal or reduction of the rating then assigned thereby to any Class of Notes;

(iv)            the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C)

cause the Issuer, the Transferor or the Vehicle Trust to be taxable as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes;

(v)            any action that is necessary to maintain each lien and security interest created by the Trust Agreement or this Indenture shall have been taken; and

(vi)            the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article Three and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.16      Perfection Representations.

(a)            The representations, warranties and covenants set forth in Schedule I hereto shall be a part of this Indenture for all purposes.

(b)            Notwithstanding any other provision of this Indenture or any other Basic Document, the perfection representations contained in Schedule I hereto shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

(c)            The parties to this Indenture: (i) shall not waive any of the perfection representations contained in Schedule I hereto; (ii) shall provide notice to the Administrator (who shall make such notice available to the Rating Agencies) of any breach of perfection representations contained in Schedule I hereto and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I hereto.

ARTICLE FOUR

 SATISFACTION AND DISCHARGE

Section 4.01      Satisfaction and Discharge of Indenture.  This Indenture shall discharge with respect to the Collateral securing the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.04, 3.05, 3.08 and 3.10, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand and at the expense and on behalf of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(i)            either (A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter paid to the Persons entitled thereto or discharged from such trust, as provided in Section 3.03)) have been delivered to the Indenture Trustee for cancellation; or (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable on the applicable Note Final Scheduled Payment Date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (that will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including interest and any fees due and payable to the Servicer, the Owner Trustee, the Indenture Trustee or the Asset Representations Reviewer) not theretofore delivered to the Indenture Trustee for cancellation, when due, to the applicable Note Final Scheduled Payment Date for each Class, or to the Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

(ii)            the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer including, but not limited to, fees and expenses due to the Indenture Trustee; and

(iii)            the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied); provided that with respect to an Optional Purchase, the satisfaction of the Rating Agency Condition shall not be required.

Section 4.02      Application of Trust Money.  All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee of all sums due and to become due thereon for principal and interest.  Such monies need not be segregated from other funds of the Indenture Trustee except to the extent required herein or in the Servicing Agreement or as required by law.

Section 4.03      Repayment of Monies Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and such Paying Agent shall thereupon be released from all further liability with respect to such monies.

ARTICLE FIVE

 INDENTURE DEFAULT

Section 5.01      Indenture Defaults.  The occurrence and continuation of any one of the following events (whatever the reason for such Indenture Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Indenture Default”):

(a)            default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days or more;

(b)            default in the payment of principal of any Note at the applicable Note Final Scheduled Payment Date or the Redemption Date;

(c)            default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing at least 25% of the Outstanding Amount, voting together as a single class, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)            the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e)            the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, the making by the Issuer of any general assignment for the benefit of creditors, the failure by the Issuer generally to pay its debts as such debts become due or the taking of action by the Issuer in furtherance of any of the foregoing.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) for a period of 45 days, under clause (b) for a period of 60 days or under clause (c) for a period of 120 days, will not constitute an Indenture Default if that failure or delay was caused by a Force Majeure.

The Issuer shall promptly deliver to the Indenture Trustee, the Owner Trustee, the Vehicle Trustee, each Noteholder, and with respect to each Rating Agency shall make available, written notice in the form of an Officer’s Certificate of any Indenture Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Subject to the provisions herein relating to the duties of the Indenture Trustee, if an Indenture Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Noteholder, if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.  Subject to such provisions for indemnification and certain limitations contained herein, Noteholders holding not less than a majority of the Outstanding Amount shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and Noteholders holding not less than a majority of the Outstanding Amount may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the Noteholders of the Outstanding Notes.

Section 5.02      Acceleration of Maturity; Waiver of Indenture Default.  If an Indenture Default should occur and be continuing, the Indenture Trustee may (and, at the direction of the Noteholders holding not less than a majority of the Outstanding Amount of the Notes, shall) declare the principal of the Notes to be immediately due and payable.  Upon such declaration, the Indenture Trustee shall promptly provide written notice to the Administrator.  Such declaration may be rescinded by Noteholders holding a majority of the Outstanding Amount before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (a) the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (i) all interest on and principal of the Notes as if the Indenture Default giving rise to such declaration had not occurred and (ii) all amounts advanced by the Indenture Trustee and its costs and expenses and (b) all Indenture Defaults (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived.

At any time prior to the declaration of the acceleration of the maturity of the Notes, Noteholders holding not less than a majority of the Outstanding Amount may waive an Indenture Default as set forth in Section 5.12.

If the Notes have been declared due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Trust Estate) or elect to maintain the Trust Estate and continue to apply the proceeds from the Trust Estate as if there had been no declaration of acceleration.  Any sale of the Trust Estate by the Indenture Trustee will be subject to the terms and conditions of Section 5.04.

Section 5.03      Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)            The Issuer covenants that if there is a default in the payment of (i) any interest on the Notes when the same becomes due and payable, and such default continues for a period of five days or (ii) the principal of the Notes at the Note Final Scheduled Payment Date or the Redemption Date, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of such Noteholders, the entire amount then due and payable on such Notes for principal and interest, with interest on the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Overdue Interest Rate and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, attorneys and counsel.

(b)            In case the Issuer shall fail forthwith to pay amounts described in Section 5.03(a) upon demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)            If an Indenture Default occurs and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)            In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)            unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings; to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and

(iii)            to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee and, in the event the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances and disbursements made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and any other amounts due the Indenture Trustee under Section 6.07.

(e)            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)            All rights of action and of asserting claims under this Indenture, or under the Notes, may be enforced by the Indenture Trustee without the possession of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, advances, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel shall be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

(g)            In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04      Remedies; Priorities.

(a)            If an Indenture Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)            institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)            exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv)            subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.02, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Indenture Default pursuant to clause (iv) above, other than an Indenture Default described in Section 5.01 (a) or (b), unless (A) Noteholders holding 100% of the Outstanding Amount consent thereto, (B) the proceeds of such sale are sufficient to discharge in full all amounts then due and unpaid upon all outstanding Notes or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable and the Indenture Trustee obtains the consent of Noteholders holding not less than 66 2/3% of the Outstanding Amount; provided further, that the Indenture Trustee may not sell the Trust Estate, unless it shall first have obtained an Opinion of Counsel that such sale will not cause the Vehicle Trust or an interest therein or portion thereof to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.  In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b)            If the Indenture Trustee collects any money or property pursuant to this Article Five after an acceleration of the maturity of the Notes pursuant to Section 5.02, it shall pay out such money or property held as Collateral (and other amounts including amounts held on deposit in the Reserve Fund) for the benefit of the Noteholders, net of liquidation costs associated with the sale of the Trust Estate in the following order:

(i)            to the Indenture Trustee, the Note Registrar, the Certificate Registrar, the Paying Agent, the Owner Trustee and the Asset Representations Reviewer, pro rata,

based on amounts due to each such party, for payment of any Trustee and Reviewer Fees and other amounts required to be paid and/or reimbursed to such party pursuant to Section 6.07 of this Indenture, Section 8.01 of the Trust Agreement or pursuant to the terms of the Asset Representations Review Agreement, respectively;

(ii)            to the Servicer, for any Payment Date Advance Reimbursement;

(iii)            to the Servicer, for amounts due in respect of accrued and unpaid Servicing Fees;

(iv)            to the Noteholders, pro rata, based upon the aggregate amount of interest due to the Noteholders of each Class, to pay due and unpaid interest, including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the applicable Overdue Interest Rate;

(v)            to the Noteholders of the Class A-1 Notes, in payment of the principal amount due and unpaid on the Class A-1 Notes, until paid in full;

(vi)            to the Noteholders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, based on the aggregate outstanding principal amount of each such Class, in payment of the principal amount due and unpaid on such Notes until paid in full; and

(vii)            to the Certificateholder, any remaining amounts.

(c)            The Indenture Trustee, pursuant to an Issuer Request may fix a record date and payment date for any payment to Noteholders pursuant to this Section as provided in the Issuer Request.  At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 5.05      Optional Preservation of the 2017-1 SUBI Assets.  If the Notes have been declared to be due and payable under Section 5.02 following an Indenture Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof in accordance with Section 3.01 and 8.04.  It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Trust Estate.  In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06      Limitation of Suits.

(a)            No holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Noteholder previously has given to the Indenture

Trustee written notice of a continuing Indenture Default, (ii) Noteholders holding not less than 25% of the Outstanding Amount have made written request to the Indenture Trustee to institute such Proceeding in respect of such Indenture Default in its own name as Indenture Trustee, (iii) such Noteholder has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days failed to institute such Proceedings and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by Noteholders holding a majority of the Outstanding Amount.

No Noteholder or group of Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount, the Indenture Trustee shall act in accordance with the request specified by the group of Noteholders with the greatest percentage of the Outstanding Amount, notwithstanding any other provisions of this Indenture.

(b)            No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer.  However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).

Section 5.07      Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provision in this Indenture, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on, if any, such Note on or after the respective due dates thereof expressed in such Note or this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 5.08      Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09      Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise.  The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10      Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Indenture Default shall impair any such right or remedy or constitute a waiver of any such Default or Indenture Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11      Control by Noteholders.  Subject to the provisions of Sections 5.06, 6.02(d) and 6.02(e), Noteholders holding not less than a majority of the Outstanding Amount shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee, provided that:

(a)            such direction shall not be in conflict with any rule of law or this Indenture;

(b)            subject to Section 5.04, any direction to the Indenture Trustee to, sell or liquidate the Trust Estate shall be made by Noteholders holding not less than 100% of the Outstanding Amount;

(c)            if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, and except in the case of a sale of the Trust Estate pursuant to Section 2.19 of the Servicing Agreement, then any direction to the Indenture Trustee by Noteholders holding less than 100% of the Outstanding Amount to sell or liquidate the Trust Estate shall be of no force and effect; and

(d)            the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

Section 5.12      Waiver of Past Defaults.  Prior to the acceleration of the maturity of the Notes as provided in Section 5.02, Noteholders holding not less than a majority of the Outstanding Amount, by written notice to the Issuer and the Indenture Trustee, may waive any such Indenture Default and its consequences except an Indenture Default (i) in payment of principal of or interest on the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

Upon any such waiver, such Indenture Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

Section 5.13      Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the related due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14      Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15      Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee as a recovery of any judgment on the Notes or under this Indenture shall be applied in accordance with Section 5.04(b).

Section 5.16      Performance and Enforcement of Certain Obligations.

(a)            Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Servicer of its obligations to the Issuer under or in connection with the Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with each such agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer of its obligations under the Servicing Agreement.

(b)            If an Indenture Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Noteholders holding not less than a majority of the Outstanding Amount, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Vehicle Trustee or the Servicer under or in connection with the Servicing Agreement or the Servicing Supplement, as applicable, including the right or power to take any action to compel or secure performance or observance by the Servicer of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

Section 5.17      Sale of Trust Estate.  If the Indenture Trustee acts to sell the Trust Estate or any part thereof, pursuant to Section 5.04(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids.  Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Trust Estate or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale.  The Indenture Trustee shall give notice to the Transferor and Servicer of any proposed sale, and the Transferor and Servicer shall be permitted to bid for the Trust Estate at any such sale.  The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable.  The power to effect any sale of any portion of the Trust Estate pursuant to Section 5.04 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes shall have been paid.

ARTICLE SIX

 THE INDENTURE TRUSTEE

Section 6.01      Duties of Indenture Trustee.

(a)            If a Responsible Officer of the Indenture Trustee has actual knowledge that an Indenture Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture with the same degree of care and skill as a prudent Person would use in the conduct of such Person’s own affairs.

(b)            Except during the continuance of an Indenture Default, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

(c)            The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b);

(ii)            the Indenture Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)            Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c).

(e)            The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)            Money held in trust by the Indenture Trustee need not be segregated from other funds of the Indenture Trustee except to the extent required by law or the terms of this Indenture.

(g)            No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i)            The Indenture Trustee shall not be deemed to have knowledge of any Indenture Default, Default, Servicer Default, breach of representation or warranty or other event unless a Responsible Officer has actual knowledge thereof or has received written notice thereof in accordance with the provisions of this Indenture.  For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report under the Asset Representations Review Agreement shall not constitute knowledge of any such breach.

(j)            The Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof,

(B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate.

(k)            In no event shall the Indenture Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or any other party under the Servicing Agreement.

(l)            The Indenture Trustee undertakes to perform the duties of Certificate Registrar and Paying Agent as specifically set forth in Sections 3.04, 3.09, 5.01, 5.02, 5.03, 9.01 and 12.08 of the Trust Agreement and no implied covenants or obligations shall be read into the Trust Agreement against the Indenture Trustee when acting as Certificate Registrar and Paying Agent thereunder.

(m)            In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any such certificate or opinion; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the other Basic Documents to which the Indenture Trustee is a party.

Section 6.02      Rights of Indenture Trustee.

(a)            Except as provided by the second succeeding sentence, the Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Indenture Trustee need not investigate any fact or matter stated in the document.  Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

(b)            Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)            The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10 or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)            The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)            The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, other than requests, demands or directions explicitly required to be honored by the Indenture Trustee pursuant to Sections 12.01, 12.02 or 12.04 of this Indenture or Section 1.21 of the Issuer Administration Agreement, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

(g)            The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Noteholders evidencing not less than 50% of the Outstanding Amount; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding.  The reasonable expense of each such investigation shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

(h)            Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request.

(i)            In the event that the Indenture Trustee is also acting as Paying Agent, Note Registrar, Certificate Registrar or Securities Intermediary under this Indenture or any of the Basic Documents, the rights and protections afforded the Indenture Trustee pursuant to this Indenture shall be afforded to such Paying Agent, Note Registrar, Certificate Registrar or Securities Intermediary.

(j)            The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(k)            The Indenture Trustee shall not be required to give any bond or surety in respect of the powers granted hereunder.

(l)            For the avoidance of doubt, the Indenture Trustee shall not have any duty or obligation to monitor or enforce the Sponsor’s compliance with any applicable risk retention rules or regulations.  The Indenture Trustee shall not be charged with knowledge of any such rules or regulations, and it shall not be liable to any Noteholder or any other Person for any violation of any such rules or regulations.

Section 6.03      Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights.  The Indenture Trustee must, however, comply with Section 6.11.

Section 6.04      Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes and shall not be responsible for any statement in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes, all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication.

Section 6.05      Notice of Defaults.  If an Indenture Default occurs and is continuing, and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder and the Administrator notice of such Indenture Default within 90 days after it occurs.  Except in the case of an Indenture Default with respect to payment of principal of or interest on any Note (including payments pursuant to the redemption of Notes), the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Noteholders; provided, however, that in the case of any Indenture Default of the character specified in Section 5.01(d), no such notice shall be given until at least 30 days after the occurrence thereof.

Section 6.06      Reports by Indenture Trustee to Noteholders.  The Indenture Trustee, at the expense of the Issuer, shall deliver to each Noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

Section 6.07      Compensation and Indemnity.  The Indenture Trustee shall be entitled to the Indenture Trustee Fee as compensation for its services hereunder.  The Issuer shall (i) pay the Indenture Trustee Fee, (ii) reimburse the Indenture Trustee for all reasonable expenses (which shall include reasonable (and customary) out-of-pocket compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts but shall exclude overhead), advances and disbursements reasonably incurred and (iii) indemnify the Indenture Trustee and any of its directors, officers, employees and agents (each, an “Indemnified Party”) for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees and expenses, including those incurred by an Indemnified

Party in connection with the enforcement of any indemnification or other obligation of the Issuer) incurred by it in connection with the administration of the Issuer or the performance of its duties.  The fees, expenses and indemnities described in the immediately preceding sentence shall be paid and/or reimbursed by the Issuer pursuant to the terms of Section 5.04 or 8.04 of this Indenture, as applicable.  The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer of its obligations hereunder.  The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  Notwithstanding the foregoing, the Indenture Trustee shall not be indemnified by the Issuer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of this Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing.  The Indenture Trustee shall not be deemed to have knowledge of any event unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof.

The Issuer’s payment obligations and indemnities to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Indenture Trustee.  When the Indenture Trustee incurs expenses after the occurrence of a Default set forth in Section 5.01(e) or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08      Replacement of Indenture Trustee.  The Indenture Trustee may resign at any time by so notifying the Issuer, the Servicer and the Administrator. The Issuer shall remove the Indenture Trustee if:

(i)            the Indenture Trustee fails to comply with Section 6.11;

(ii)            a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

(iii)            the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

(iv)            the Indenture Trustee otherwise becomes incapable of acting.

Upon the resignation or required removal of the Indenture Trustee (the Indenture Trustee in any such event being referred to herein as the retiring Indenture Trustee), the Issuer shall be required promptly to appoint a successor Indenture Trustee.  Any successor Indenture Trustee must at all times have a combined capital and surplus of at least $50,000,000, a long-term debt rating of “A” or better by or is otherwise acceptable to, each Rating Agency and satisfy the requirements of Section 310(a) of the TIA. Additionally, prior to the appointment of any successor Indenture Trustee, the Rating Agency Condition must be satisfied with respect to such successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture, subject to satisfaction of the Rating Agency Condition.  The successor Indenture Trustee shall mail a notice of its succession to Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.  The retiring Indenture Trustee shall not be responsible for any acts or omissions of any successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 45 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or Noteholders holding not less than a majority of the Outstanding Amount may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee.  Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07.  Any costs associated with the resignation or removal of the Indenture Trustee shall be paid by the Servicer, in its capacity as Administrator.

Section 6.09      Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or depository institution the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or depository institution shall be otherwise qualified and eligible under Section 6.11.  The Indenture Trustee shall provide the Administrator written notice of any such transaction within 30 days of such consolidation or merger.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated, and in case at that time the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee, and in all such cases such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10      Appointment of Co-Trustee or Separate Trustee.

(a)            Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint at its own expense one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate or any part hereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b)            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)            no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)            the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d)            Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee to the extent permitted by law, without the appointment of a new or successor trustee.  Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

Section 6.11      Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA and shall in addition have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and a long-term debt rating of “A” or better by, or be otherwise acceptable to, each Rating Agency.  The Indenture Trustee shall satisfy the requirements of Section 310(b) of the TIA.  The Transferor, the Administrator, the Servicer and their respective Affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its Affiliates, but neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.

Section 6.12      Indenture Trustee as Holder of 2017-1 SUBI Certificate.  Following the occurrence and continuation of an Indenture Default, to the extent that the Owner Trustee or Issuer has rights as a Holder of the 2017-1 SUBI Certificate, including rights to distributions and notice, or is entitled to consent to any actions taken by the Transferor, the Owner Trustee or Issuer may initiate such action or grant such consent only with consent of the Indenture Trustee at the direction of the Noteholders as provided in the following sentence.  Following the occurrence and continuation of an Indenture Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, the Indenture Trustee shall exercise rights as a Holder of the 2017-1 SUBI Certificate or the right to consent or withhold consent with respect to actions taken by the Transferor, the Owner Trustee or Issuer, upon the written direction of holders of Notes representing a majority of the Outstanding Amount, unless otherwise provided in the Basic Documents, including the requirement that any direction to the Indenture Trustee to remove or replace the Servicer upon a Servicer Default shall be made by Noteholders holding not less than 66 2/3% of the Outstanding Amount.

Section 6.13      Representations and Warranties of Indenture Trustee.  The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Noteholders shall rely:

(i)            the Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States; and

(ii)            the Indenture Trustee has full power, authority and legal right to execute, deliver, and, perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

Section 6.14      Furnishing of Documents.  The Indenture Trustee shall furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the Basic Documents.

Section 6.15      Preferential Collection of Claims Against the Issuer.  The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  Any Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

 NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01      Issuer to Furnish Indenture Trustee Noteholder Names and Addresses.  The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.02      Preservation of Information; Communications to Noteholders.

(a)            The Indenture Trustee shall preserve in as current a form as is reasonably practicable the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

(b)            The Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders regarding their rights under this Indenture or under the Notes.

(c)            The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

Section 7.03      Reports by Indenture Trustee.  If required by TIA § 313(a), within 60 days after each March 31, beginning with March 31, 2018, the Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a).  The Indenture Trustee also shall comply with TIA § 313(b).

ARTICLE EIGHT

 ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01      Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim an Indenture Default under this Indenture and any right to proceed thereafter as provided in Article Five.

Section 8.02      Accounts.

(a)            Pursuant to Section 5.01 of the Trust Agreement, there has been established and there shall be maintained a segregated trust account in the name of the Indenture Trustee until the Outstanding Amount is reduced to zero, and thereafter, in the name of the Paying Agent on behalf of the Owner Trustee, which is designated as the “Reserve Fund.” The Reserve Fund shall be held for the benefit of the Securityholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Securityholders.  The Reserve Fund shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Amount has been reduced to zero, and thereafter under the sole dominion and control of the Paying Agent on behalf of the Owner Trustee.  The Reserve Fund initially shall be established with the corporate trust department of U.S. Bank National Association.  If at any time the Reserve Fund ceases to be held at an Eligible Institution, the Indenture Trustee (or the Transferor on behalf of the Owner Trustee, if the Reserve Fund is not then held by the Indenture Trustee or an Affiliate thereof) shall, within thirty (30) days (or such longer period in respect of which the Rating Agency Condition shall have been satisfied) following notification of such occurrence, establish a new Reserve Fund at an Eligible Institution and shall transfer any cash or investments to such new Reserve Fund.

(b)            The Issuer shall establish and maintain with the Indenture Trustee, prior to the Closing Date, a segregated trust account in the name of the Indenture Trustee on behalf of the Noteholders, which shall be designated as the “Note Distribution Account”.  The Note Distribution Account shall be held in trust for the benefit of the Noteholders.  The Note Distribution Account shall be under the sole dominion and control of the Indenture Trustee.  The Note Distribution Account initially shall be established with the corporate trust department of U.S. Bank National Association.  If at any time the Note Distribution Account ceases to be held at an Eligible Institution, the Indenture Trustee shall, within thirty (30) days (or such longer period in respect of which the Rating Agency Condition shall have been satisfied) following notification of such occurrence, establish a new Note Distribution Account at an Eligible Institution and shall transfer any cash or investments to such new Note Distribution Account.

(c)            Pursuant to the 2017-1 SUBI Supplement, the Servicer shall establish and the Indenture Trustee shall maintain, in the name of the Trust, for the exclusive benefit of the holders of interests in the 2017-1 SUBI, the 2017-1 SUBI Collection Account as a segregated trust account at an Eligible Institution.  The 2017-1 SUBI Collection Account initially shall be established with the corporate trust department of U.S. Bank National Association.  If at any time the 2017-1 SUBI Collection Account ceases to be held at an Eligible Institution, the Indenture Trustee shall, within thirty (30) days (or such longer period in respect of which the Rating Agency Condition shall have been satisfied) following notification of such occurrence, and with the assistance of the Servicer, as necessary, establish a new 2017-1 SUBI Collection Account at an Eligible Institution and transfer any cash or investments to such new 2017-1 SUBI Collection Account.

(d)            Pursuant to Section 5.01 of the Trust Agreement, the Owner Trustee will establish (or will cause the Indenture Trustee to establish) a segregated trust account at an Eligible Institution in the name of the Issuer which shall be designated the “Certificate Distribution Account”.  The Certificate Distribution Account shall be held in trust for the benefit of the Trust Certificateholders, and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Certificateholders.  The Certificate Distribution Account initially shall be established with the corporate trust department of U.S. Bank National Association.

(e)            All monies deposited from time to time in the 2017-1 SUBI Collection Account and the Accounts pursuant to this Indenture or the Servicing Supplement shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided.  All of the Accounts shall be non-interest bearing.

Section 8.03      Payment Date Certificate.

(a)            On the second Business Day preceding each Payment Date prior to 11:00 a.m., New York City time, the Issuer shall cause the Servicer, to deliver to the Vehicle Trustee, the Indenture Trustee, the Owner Trustee and each Paying Agent hereunder or under the Trust Agreement, a certificate (the “Payment Date Certificate”) including, among other things, the following information with respect to such Payment Date and the related Collection Period and Accrual Period:

(i)            SUBI Collections for such Collection Period and the amounts allocable to the interest represented by the 2017-1 SUBI Certificate;

(ii)            Available Funds, including amounts with respect to each of items (i) through (iv) of the definition thereof;

(iii)            the amount of interest accrued during such Accrual Period on each Class of the Notes;

(iv)            the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance, in each case before and after giving effect to distributions on such Payment Date;

(v)            the aggregate amount of SUBI Collections deposited into the Note Distribution Account and the Certificate Distribution Account, respectively;

(vi)            (A) the amount on deposit in the Reserve Fund before and after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date, (B) the Reserve Fund Requirement for such Payment Date, (C) the Reserve Fund Deposit Amount, if any, for such Payment Date and (D) the Reserve Fund Draw Amount, if any, for such Payment Date;

(vii)            the Note Distribution Amount for such Payment Date;

(viii)            the amount of the Note Distribution Amount allocable to each Class of the Notes;

(ix)            the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount for such Payment Date;

(x)            the Note Factor for each Class of the Notes, after giving effect to the distribution of the Note Distribution Amount;

(xi)            the aggregate amount of Residual Value Losses for such Collection Period;

(xii)            the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds;

(xiii)            any Payment Date Advance Reimbursement for such Payment Date and the amount of Daily Advance Reimbursements included therein;

(xiv)            the Certificate Distribution Amount for such Payment Date;

(xv)            the Servicing Fee for such Payment Date; and

(xvi)            amounts due and payable to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, before and after giving effect to distributions from the 2017-1 SUBI Collection Account on such Payment Date.

Each amount set forth pursuant to clauses (iii) and (viii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

The Payment Date Certificate related to the first Collection Period will also include the disclosure required by Rule 4(c)(1)(ii) of Regulation RR.

On each Payment Date, the Indenture Trustee will make such Payment Date Certificate (and, at its option, any additional files containing the same information in an alternative format) available to each Person that was a Noteholder as of the close of business on the related Record Date (which shall be Cede & Co. as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein), and the Administrator via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website shall initially be located at “www.usbank.com/abs”.  Assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at (800) 934-6802.  Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.  As a condition to access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee will not be liable for the dissemination of information in accordance with this Indenture. The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the information set forth in the Payment Date Certificate and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(b)            Neither the Indenture Trustee nor the Paying Agent shall have any duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Payment Date Certificate delivered to the Indenture Trustee and the Paying Agent in accordance with this Section, and each of the Indenture Trustee and the Paying Agent shall be fully protected in relying upon such Payment Date Certificate.

Section 8.04      Disbursement of Funds.

(a)            On the Deposit Date, prior to 3:00 p.m., New York City time, the Paying Agent shall, in accordance with the related Payment Date Certificate and pursuant to the instructions of the Servicer, transfer from the 2017-1 SUBI Collection Account all Securityholder Available Funds and apply such amount, in accordance with the following priorities:

(i)            to the Indenture Trustee, the Note Registrar, the Certificate Registrar, the Paying Agent, the Owner Trustee and the Asset Representations Reviewer, pro rata, based on amounts due to each such party, for payment of any Trustee and Reviewer Fees and other amounts required to be paid and/or reimbursed to such party pursuant to

Section 6.07 of this Indenture, Section 8.01 of the Trust Agreement or pursuant to the terms of the Asset Representations Review Agreement, respectively, in an aggregate amount not to exceed $250,000 in any calendar year;

(ii)            to the Note Distribution Account, for payment to the Noteholders of each Class of Notes, on a pro rata basis, an amount equal to the interest accrued at the applicable Interest Rate for such Class of Notes during the related Accrual Period on the applicable Outstanding Amount for such Class (and, to the extent permitted by applicable law, interest on any overdue interest at the Overdue Interest Rate);

(iii)            to the Note Distribution Account, as payments of principal, an amount equal to the First Priority Principal Distribution Amount attributable to the Notes, in the following order of priority:

(A)            on any Payment Date (so long as the maturity of the Notes has not been accelerated pursuant to Section 5.02):

1)            first, to the Class A-1 Noteholders (until the Class A-1 Note Balance has been reduced to zero);

2)            second, to the Class A-2 Noteholders (until the Class A-2 Note Balance has been reduced to zero);

3)            third, to the Class A-3 Noteholders (until the Class A-3 Note Balance has been reduced to zero); and

4)            fourth, to the Class A-4 Noteholders (until the Class A-4 Note Balance has been reduced to zero).

 (B)            on any Payment Date after the maturity of the Notes has been accelerated pursuant to Section 5.02:

1)            first, to the Class A-1 Noteholders (until the Class A-1 Note Balance has been reduced to zero); and

2)            second, to each other Class of the Notes pro rata (based on the Outstanding Amount of each Class on such Payment Date), until the Note Balance of each such Class of the Notes has been reduced to zero;

(iv)            to the Reserve Fund, until the amount on deposit therein equals the Reserve Fund Requirement;

(v)            to the Note Distribution Account, as payments of principal, an amount equal to the Regular Principal Distribution Amount attributable to each Class of the Notes, in the following order of priority:

(A)            on any Payment Date (so long as the maturity of the Notes has not been accelerated pursuant to Section 5.02),

1)            first, to the Class A-1 Noteholders (until the Class A-1 Note Balance has been reduced to zero);

2)            second, to the Class A-2 Noteholders (until the Class A-2 Note Balance has been reduced to zero);

3)            third, to the Class A-3 Noteholders (until the Class A-3 Note Balance has been reduced to zero); and

4)            fourth, to the Class A-4 Noteholders (until the Class A-4 Note Balance has been reduced to zero).

(B)            on any Payment Date after the maturity of the Notes has been accelerated pursuant to Section 5.02:

1)            first, to the Class A-1 Noteholders (until the Class A-1 Note Balance has been reduced to zero) and

2)            second, to each other Class of the Notes pro rata (based on the Outstanding Amount of each such Class on such Payment Date), until the Note Balance of each such Class of the Notes has been reduced to zero;

(vi)            to the Indenture Trustee, the Note Registrar, the Certificate Registrar, the Paying Agent, the Owner Trustee and the Asset Representations Reviewer, pro rata, based on amounts due to each such party, for payment of any Trustee and Reviewer Fees and other amounts required to be paid and/or reimbursed to such party pursuant to Section 6.07 of this Indenture, Section 8.01 of the Trust Agreement or pursuant to the terms of the Asset Representations Review Agreement, respectively, to the extent any such amounts remain unpaid after application of clause (i) above; and

(vii)            to the Certificate Distribution Account, any remaining funds.

(b)            On each Payment Date, after taking into account amounts to be distributed to Securityholders from the 2017-1 SUBI Collection Account, the Servicer will allocate the Reserve Fund Draw Amount, if any, reflected in the Payment Date Certificate, with respect to the related Collection Period and will instruct the Indenture Trustee, in writing, to make the following deposits and distributions in the following amounts and order of priority, prior to 3:00 p.m., New York City time:

(i)            to the Servicer, the amount, if any, of the related Payment Date Advance Reimbursement to the extent remaining unpaid;

(ii)            to the Servicer, the amount, if any, of the related Servicing Fee and any unpaid Servicing Fees from prior Collection Periods, in each case to the extent remaining unpaid;

(iii)            to the Indenture Trustee, the Note Registrar, the Certificate Registrar, the Paying Agent, the Owner Trustee and the Asset Representations Reviewer, pro rata, based on amounts due to each such party and to the extent remaining unpaid, for payment of any Trustee and Reviewer Fees and other amounts required to be paid and/or reimbursed  to such party pursuant to Section 6.07 of this Indenture, Section 8.01 of the Trust Agreement or pursuant to the terms of the Asset Representations Review Agreement, respectively; provided, that the aggregate amount of any such payments to such parties pursuant to this clause (iii), together with the aggregate amount of any payments to such parties pursuant to Section 8.04(a)(i) above, shall not exceed $250,000 in any calendar year;

(iv)            to the Note Distribution Account, for payment to the Noteholders of each Class of Notes, on a pro rata basis, an amount equal to the interest accrued at the applicable Interest Rate for such Class of Notes during the related Accrual Period on the applicable Outstanding Amount for such Class (and, to the extent permitted by applicable law, interest on any overdue interest at the Overdue Interest Rate), in each case to the extent remaining unpaid;

(v)            to the Note Distribution Account, the remaining First Priority Principal Distribution Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority set forth in Section 8.04(a)(iii); and

(vi)            to the Certificate Distribution Account, any remaining amounts.

(c)            If on any Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Fund, the amount on deposit in the Reserve Fund exceeds the Reserve Fund Requirement, each as set forth in the Payment Date Certificate, the Indenture Trustee shall distribute any such excess to the Trust Certificateholder.  Upon any such distributions to the Trust Certificateholder, the Noteholders will have no further rights in, or claims to such amounts, except for such amounts that have been distributed to the Trust Certificateholder in error.

(d)            On each Payment Date or Redemption Date, from the amounts on deposit in the Note Distribution Account, the Indenture Trustee shall duly and punctually distribute payments of principal and interest on the Notes due and by check mailed to the Person whose name appears as the registered holder of a Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that the Note be submitted for notation of payment.  Any reduction in the principal amount of any Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of any Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof, whether or not noted thereon.  Amounts properly withheld under the Code by any Person from payment to any Noteholder of interest or principal shall be considered to have been paid by the Indenture Trustee to such Noteholder for purposes of this Indenture.  If funds are expected to be available, pursuant to the notice delivered to the Indenture Trustee, for payment in full of the remaining unpaid principal amount of the Notes on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify each Person who was the registered holder of a Note as of the Record Date preceding the most recent Payment Date or Redemption Date by notice mailed within 30 days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

Section 8.05      General Provisions Regarding Accounts.

(a)            For so long as no Default or Indenture Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge shall have occurred and be continuing, all of the funds in the Reserve Fund shall be invested and reinvested by the Indenture Trustee, until the Outstanding Amount has been reduced to zero, at the direction of the Servicer in Permitted Investments, which mature no later than the Deposit Date succeeding the date of such investment, including those offered by the Indenture Trustee or an Affiliate thereof.  No such investment shall be sold prior to maturity.  On each Payment Date, net investment earnings on the Reserve Fund shall be deposited in the Reserve Fund.  In the absence of such written investment direction, any amounts in the Reserve Fund shall remain uninvested.

(b)            Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Reserve Fund resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Permitted Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)            If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Reserve Fund to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Administrator and Indenture Trustee), on any Business Day or (ii) a Default or Indenture Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if the Notes shall have been declared due and payable following an Indenture Default and amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Permitted Investments in accordance with standing instructions most recently given in writing by the Servicer.

(d)            Pursuant to the SUBI Trust Agreement, all amounts held in the 2017-1 SUBI Collection Account shall be invested until the Deposit Date by the Indenture Trustee, at the written direction of the Servicer, in Permitted Investments.  Any investment earnings in the 2017-1 SUBI Collection Account will be taxable to the holder of the Trust Certificate.  On each Deposit Date, the Issuer shall deposit all net income or other gain from the foregoing investments in respect of the related Collection Period into the 2017-1 SUBI Collection Account.  In the absence of such written investment direction, any amounts on deposit in the 2017-1 SUBI Collection Account shall remain uninvested.

(e)            Amounts on deposit in the Note Distribution Account and the Certificate Distribution Account shall remain uninvested.

(f)            Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Servicer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder in the Accounts, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote on any securities.

(g)            The Indenture Trustee is authorized to deposit uninvested funds in non-interest bearing, unsecured demand deposit accounts at affiliated banks, purchase and sell investment securities through or from affiliated banks and broker-dealers, invest funds in registered investment companies that receive investment management and custodial services from the Indenture Trustee or its affiliates, subject to the limitations set forth herein.

(h)            The Issuer acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Issuer the right or option to receive individual confirmations of security transactions at no additional cost, as they occur, the Issuer specifically waives the option to receive such confirmation to the extent permitted by law. The Indenture Trustee will furnish the Issuer periodic cash transaction statements that include detail for all investment transactions made by the Indenture Trustee hereunder.

Section 8.06      Release of Trust Estate.

(a)            Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)            The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the 2017-1 SUBI Collection Account and the Accounts.  Such release shall include delivery to the Issuer or its designee of the 2017-1 SUBI Certificate and delivery to the Securities Intermediary under the Control Agreement of a certificate evidencing the release of the lien of this Indenture and transfer of dominion and control over the Reserve Fund to the Owner Trustee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request.

ARTICLE NINE

 SUPPLEMENTAL INDENTURES

Section 9.01      Supplemental Indentures Without Consent of Noteholders.

(a)            Without the consent of the Noteholders, but with prior notice made available by the Administrator to each Rating Agency and subject to the satisfaction of the Rating Agency Condition, the Issuer and the Indenture Trustee, when so requested by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)            to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey or confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

(ii)            to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;

(iii)            to add to the covenants of the Issuer for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer;

(iv)            to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)            to cure any ambiguity, correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture that shall not be inconsistent with the provisions of this Indenture; provided that such provisions do not adversely affect the interests of the Noteholders, as evidenced by an Officer’s Certificate of the Issuer;

(vi)            to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes or to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six; or

(vii)            to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

An opinion as to certain tax matters, as described under Section 9.01(b)(iii) below, must be delivered in connection with any amendment pursuant to this Section.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations as may be therein contained.

(b)            The Issuer and the Indenture Trustee, when requested by an Issuer Request, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner (other than the modifications set forth in Section 9.02, which require consent of the Noteholder of each Note affected thereby) the rights of the Noteholders under this Indenture; provided, however, that (i) such action shall not materially adversely affect the interests of any Noteholder (as evidenced by an Officer’s Certificate of the Issuer), (ii) the Rating Agency Condition shall have been satisfied with respect to such action, and (iii) such action shall not, as evidenced by an Opinion of Counsel, (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the Issuer, the Transferor or the Vehicle Trust to be taxable as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

(c)            Each amendment described above shall be deemed not to materially and adversely affect the interests of any holder of Securities, if the Rating Agency Condition is satisfied.

Section 9.02      Supplemental Indentures With Consent of Noteholders.  The Issuer and the Indenture Trustee, when requested by an Issuer Request, also may, with the consent of Noteholders holding not less than a majority of the Outstanding Amount, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture subject to the satisfaction of the Rating Agency Condition and provided that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

(a)            change the Note Final Scheduled Payment Date of or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(b)            reduce the percentage of the Outstanding Amount, the consent of the Noteholders of which is required for any such supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Indenture Defaults hereunder and their consequences provided for in this Indenture;

(c)            modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(d)            reduce the percentage of the Outstanding Amount required to direct the Indenture Trustee to direct the Owner Trustee to sell the Trust Estate pursuant to Section 5.04, if the proceeds of such sale would be insufficient to pay the Outstanding Amount plus accrued but unpaid interest on the Notes;

(e)            modify any provision of this Section, except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(f)            permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

(g)            impair the right to institute suit for the enforcement of payment as provided in Section 5.07.

Any such supplemental indenture shall be executed only upon delivery of an Opinion of Counsel to the same effect as in Section 9.01(b)(iii).

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03      Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee may but shall not be obligated to enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise.  Any supplemental indenture which affects the amounts distributed to the Owner Trustee under Section 5.04(b) of this Indenture shall require the Owner Trustee’s written consent.

Section 9.04      Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Owner Trustee and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05      Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if requested by the Issuer shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.06      Conformity with Trust Indenture Act.  Every amendment to this Indenture and every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

ARTICLE TEN

 REDEMPTION OF NOTES

Section 10.01      Redemption.

(a)            Pursuant to Section 2.19 of the Servicing Agreement, the Servicer shall be permitted at its option (the “Optional Purchase”) to purchase the interest in the 2017-1 SUBI evidenced by the 2017-1 SUBI Certificate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the Note Balance is less than or equal to 5% of the Initial Note Balance.  The purchase price for the 2017-1 SUBI Certificate shall equal the sum of (i) the outstanding Note Balance, together with accrued interest thereon to the Redemption Date, and (ii) the aggregate amount of any accrued and unpaid fees, expenses and indemnities due and owing to the Indenture Trustee, the Note Registrar, the Certificate Registrar, the Paying Agent, the Owner Trustee and the Asset Representations Reviewer, in each case to the extent such fees, expenses and indemnities have not been previously paid by the Issuer (the “Optional Purchase Price”), which amount shall be deposited by the Servicer into the 2017-1 SUBI Collection Account on the Deposit Date relating to the Redemption Date.  If the Servicer exercises the Optional Purchase, the Notes shall be redeemed on the Redemption Date in whole, but not in part, for the Redemption Price.

(b)            If the Servicer exercises the Optional Purchase, on the Business Day prior to the Redemption Date, prior to 11:00 a.m., New York City time, the Paying Agent shall transfer the Optional Purchase Price, as part of the Available Funds from the 2017-1 SUBI Collection Account, to the Note Distribution Account in an amount equal to the Redemption Price.  The excess, if any, of the Optional Purchase Price over the Redemption Price, shall be paid on the

Redemption Date to the Indenture Trustee, the Note Registrar, the Certificate Registrar, the Paying Agent and the Owner Trustee, as applicable, as payment or reimbursement for the amount of any accrued and unpaid fees, expenses and indemnities due and owing to such parties.

(c)            If the Notes are to be redeemed pursuant to this Section, the Administrator or the Issuer shall provide at least 20 days’ prior notice of the redemption of the Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee shall provide at least 10 days’ notice thereof to the Noteholders; provided however, the Accounts may only be closed in accordance with the provisions of the Basic Documents and only on or after the date that is 30 days following the date such notice was provided by the Administrator or the Issuer to the Indenture Trustee.

Section 10.02      Form of Redemption Notice.  Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed to each Noteholder as of the close of business on the Business Day immediately preceding the date of such notice at such holder’s address appearing in the Note Register.  In addition, the Administrator shall make notice available to each Rating Agency upon the redemption of the Notes, pursuant to the Issuer Administration Agreement.

All notices of redemption shall state:

(a)            the Redemption Date;

(b)            the Redemption Price;

(c)            the place where the Notes to be redeemed are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

(d)            that on the Redemption Date, the Redemption Price will become due and payable upon each such Note and that interest thereon shall cease to accrue from and after the Redemption Date.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption (or any defect therein) to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

Section 10.03      Notes Payable on Redemption Date.  The Notes to be redeemed shall, following notice of redemption as required by Section 10.02, become due and payable on the Redemption Date at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE ELEVEN

 MISCELLANEOUS

Section 11.01      Compliance Certificates and Opinions.

(a)            Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and shall make available to each Rating Agency (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)            a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)            a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)            In addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture:

(i)            Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)            Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause, is 10% or more of the Outstanding Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Outstanding Amount.

(iii)            Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)            Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities and of all other property, or securities (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the Officer’s Certificates required by clause (iii) above and this clause, equals 10% or more of the Outstanding Amount, but such Officer’s Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Outstanding Amount.

(v)            Notwithstanding Section 2.08 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

Section 11.02      Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Administrator, the Transferor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Administrator, the Transferor or the Issuer.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any terms hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

Section 11.03      Acts of Noteholders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by a Noteholder shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04      Notices.  All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as follows: (i) if to the Issuer c/o the Owner Trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Trust Administration, with a copy to the Administrator, at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, Attention: General Counsel, with a copy (which shall not constitute notice) to Reed Auerbach, Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178; (ii) if to the Indenture Trustee, at the Corporate Trust Office; (iii) if to Fitch, to Fitch Ratings, Inc., 33 Whitehall Street, New York, New York 10004, Email: notifications.abs@fitchratings.com, Fax: 212-514-9879, Attention: Asset Backed Surveillance; (iv) if to Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, Email: ServicerReports@moodys.com, Fax: 212-298-7139; or (v) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto.  Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

Section 11.05      Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest and not earlier than the earliest date prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides that notice be made available to each Rating Agency, notice will be made available to the Rating Agencies by the Administrator and failure to make such notice available shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Indenture Default.

Section 11.06      Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.07      Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors.

Section 11.08      Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.09      Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders (and, with respect to Sections 8.03 and 8.04, the Trust Certificateholders), the Owner Trustee, any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.10      Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date except in the case of the Class A-1 Notes.

Section 11.11      Governing Law.  This Indenture shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.12      Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.13      Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer accompanied by an Opinion of Counsel (who may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.14      Trust Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Trust Certificateholder, (iii) any owner of a beneficial interest in the Issuer or (iv) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any Trust Certificateholder, the Owner Trustee or the Indenture Trustee of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

Section 11.15      No Petition.  The Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note or in the case of a Note Owner, a beneficial interest in a Note, hereby covenant and agree that prior to the date that is one year and one day after the date upon which all obligations and payments under the Securitized Financing have been paid in full, they will not (and, to the fullest extent permitted by applicable law, the Indenture Trustee shall not have the power to) institute against, or join any Person in instituting against any Noteholder, any Note Owner, the UTI Beneficiary (and the general partner of the UTI Beneficiary that is a partnership, or the managing member of the UTI Beneficiary that is a limited liability company), the Vehicle Trustee, the Vehicle Trust, any Special Purpose Affiliate (and the general partner of any Special Purpose Affiliate that is a partnership, or the managing member of any Special Purpose Affiliate that is a limited liability company) that holds a beneficial interest in the Vehicle Trust, the Transferor, the Issuer, the Indenture Trustee or any Affiliate or beneficiary of the same, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any United States federal or state bankruptcy or similar law.

Section 11.16      No Recourse.  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Trust Certificateholder, (iii) any owner of a beneficial interest in the Issuer or (iv) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any Trust Certificateholder or any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 11.17      Inspection.  The Issuer agrees that on reasonable prior notice it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information, except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.18      Limitation of Liability of Owner Trustee.  The parties hereto are put on notice and hereby acknowledge and agree that (a) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

Section 11.19      TIA Incorporation and Conflicts.  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 11.20      Intent.  It is the intent of the Issuer that the Notes constitute indebtedness for all financial accounting and tax purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note of an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting and tax purposes.

Section 11.21      Intent of Parties; Reasonableness.  The Indenture Trustee and Issuer acknowledge and agree that the purpose of Section 3.09 of this Indenture is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer nor the Administrator (acting on behalf of the Issuer) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  Each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB and (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive guidance provided by the Commission or its staff, or consensus among participants in the asset-backed securities markets, in respect of the requirements of Regulation AB, and the parties shall comply with reasonable requests made by the Issuer, the Administrator or the Indenture Trustee in good faith for delivery of additional or different information to the extent such information is freely available and deliverable (provided that, in the good faith determination of the Issuer, the Administrator or the Indenture Trustee, such additional or different information is required to comply with the provisions of Regulation AB).

The Issuer (or the Administrator, acting on behalf of the Issuer) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Issuer to comply with Regulation AB.

Section 11.22      Communications with Rating Agencies.   If the Indenture Trustee shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes, the Indenture Trustee agrees to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one Business Day) notify the Administrator of such communication.  The Indenture Trustee agrees to act at the direction of the Administrator with respect to any communication to a Rating Agency and further agrees that in no event shall the Indenture Trustee engage in any oral communication with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Administrator.

ARTICLE TWELVE

 ASSET REPRESENTATIONS REVIEW

Section 12.01      Noteholder and Note Owner Requests for Vote on Asset Representations Review.  If the Indenture Trustee receives a notice from the Servicer pursuant to Section 4.1(a) of the Servicing Supplement regarding the occurrence of a Delinquency Trigger, then the Administrator shall confirm with the Indenture Trustee the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a vote on whether to cause the ARR Leases to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  Noteholders and Note Owners may request a vote not later than ninety (90) days after the date on which the Form 10-D describing the occurrence of such Delinquency Trigger shall have been filed by the Administrator pursuant to the terms of Section 1.21 of the Issuer Administration Agreement; provided that, if the requesting party is a Note Owner and not a Noteholder, the Note Owner must include with its request a written certification that the requesting party is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner: (A) a trade confirmation, (B) an account statement; (C) a letter from a broker-dealer that is acceptable to the Indenture Trustee or Administrator, as applicable; or (D) any other form of documentation that is acceptable to the Indenture Trustee or Administrator, as applicable (any such Note Owner who provides the required certification and documentation, a “Verified Note Owner”).  The Indenture Trustee shall promptly notify the Servicer and the Administrator if Noteholders and Verified Note Owners representing at least 5% of the outstanding aggregate principal amount of all Outstanding Notes (such requesting Noteholders and Verified Note Owners, collectively, the “Requesting Noteholders”) properly and timely request a vote to cause the ARR Leases to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.

Section 12.02      Noteholder and Note Owner Vote on Asset Representations Review.  Beginning promptly after receipt from the Administrator of a notice sent to the Indenture Trustee for distribution to Noteholders and Note Owners pursuant to Section 1.21(a)(ii) of the Issuer Administration Agreement, the Indenture Trustee shall cause the initiation of a review of the ARR Leases pursuant to the terms of the Asset Representations Review Agreement to be submitted to a yes or no vote of the Noteholders using the Indenture Trustee’s standard procedures for conducting a vote of Noteholders (with respect to Book-Entry Notes, as directed by the related Note Owners via the applicable Clearing Agency pursuant to its procedures for such votes).  If, by no earlier than the deadline specified by the Administrator pursuant to Section 1.21(a)(ii) of the Issuer Administration Agreement, a majority of the Noteholders of Outstanding Notes casting a vote so direct (provided that such affirmative votes represent votes by Noteholders holding at least 5% of the aggregate outstanding principal amount of all Outstanding Notes), the Indenture Trustee will promptly notify the Servicer, the Administrator and the Asset Representations Reviewer that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of the ARR Leases for the purpose of determining whether such ARR Leases were in compliance with the representations and warranties made by the Servicer pursuant to Section 2.15(a) of the Servicing Supplement.

Section 12.03      Evaluation of Review Report.  If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation with respect to any ARR Lease to be a breach of the applicable Basic Document, or requests in writing that any 2017-1 Lease (including any ARR Lease) be reallocated (including, for the avoidance of doubt, as described in Section 4.2 of the Servicing Supplement), the Indenture Trustee will promptly forward that written notice to the Servicer.  The Indenture Trustee shall have no obligation to pursue or otherwise be involved in resolving any reallocation request, including any such request that is the subject of a dispute resolution proceeding, unless it is directed to do so by Noteholders representing not less than a majority of the Outstanding Amount and such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction.  For the avoidance of doubt, if the Indenture Trustee does not agree to pursue or otherwise be involved in resolving any reallocation request, the related Noteholders may independently pursue dispute resolution in respect of such reallocation request in accordance with Section 4.2 of the Servicing Supplement.

The Servicer will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach that materially and adversely affects the interest of the Issuer in the related ARR Lease, and whether to reallocate the related ARR Lease from the Issuer.

Section 12.04      Dispute Resolution.  Any Noteholder or Verified Note Owner may pursue dispute resolution procedures as set forth in Section 4.2 of the Servicing Supplement.  If directed to do so by the Servicer with respect to any reallocation request, the Indenture Trustee will notify the related Requesting Party of the date when the 180-day period related to such reallocation request ends without resolution by the appropriate party and that the Requesting Party has 30 days to notify the Servicer if it wishes to pursue dispute resolution.  For the avoidance of doubt, the Indenture Trustee shall be under no obligation to monitor reallocation activity or to independently determine whether a reallocation request remains unresolved at the end of the related 180-day period.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

BMW VEHICLE LEASE TRUST 2017-1
By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: Name: Title:
U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By: Name: Title:

STATE OF ___________________	)
) ss
COUNTY OF _________________	)

On __________ before me, ____________________________________________,
[insert date]                                                              [Here insert name and title of notary]

personally appeared __________________________________________________,

(	)	personally known to me, or
(	)	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument,

and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ties), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which such person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[Seal]                                                                                    Signature ___________________________

STATE OF ___________________	)
) ss
COUNTY OF _________________	)

On __________ before me, ____________________________________________,
[insert date]                                                              [Here insert name and title of notary]

personally appeared __________________________________________________,

(	)	personally known to me, or
(	)	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument,

and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ties), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which such person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[Seal]                                                                                    Signature ___________________________

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:

(1)            The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer.

(2)            The 2017-1 SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security,” or “tangible chattel paper,” within the meaning of the applicable UCC. The Accounts and all subaccounts thereof, constitute either deposit accounts or securities accounts.

(3)            All of the Collateral that constitutes securities entitlements (other than the 2017-1 SUBI Certificate to the extent the 2017-1 SUBI Certificate constitutes a certificated security) has been or will have been credited to one of the Accounts. The securities intermediary for each Account has agreed to treat all assets credited to the Accounts as “financial assets” within the meaning of the applicable UCC.

(4)            The Issuer owns and has good and marketable title to the Collateral free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Liens attaches is not impaired during the pendency of such proceeding.

(5)            The Issuer has received all consents and approvals to the grant of the security interest in the Collateral hereunder to the Indenture Trustee required by the terms of the Collateral that constitutes instruments or payment intangibles.

(6)            The Issuer has received all consents and approvals required by the terms of the Collateral that constitutes securities entitlements, certificated securities or uncertificated securities to the transfer to the Indenture Trustee of its interest and rights in the Collateral hereunder.

(7)            The Issuer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(8)            With respect to Collateral that constitutes an instrument or tangible chattel paper, either:

a.	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

b.
Such instruments or tangible chattel paper are in the possession of a custodian and the Indenture Trustee has received a written acknowledgment from such custodian that such custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

c.
A custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Indenture Trustee.

(9)            With respect to the Accounts and all subaccounts thereof that constitute deposit accounts, either:

a.
The Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the Accounts without further consent by the Issuer; or

b.	The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Accounts.

(10)            With respect to Collateral or Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:

a.
The Issuer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral to the Indenture Trustee; or

b.
The Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Accounts without further consent by the Issuer; or

c.
The Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in the Accounts.

(11)            With respect to Collateral that constitutes certificated securities (other than securities entitlements), all original executed copies of each security certificate that constitutes or evidences the Collateral have been delivered to the Indenture Trustee, and each such security certificate either (i) is in bearer form, (ii) has been indorsed by an effective indorsement to the Indenture Trustee or in blank, or (iii) has been registered in the name of the Indenture Trustee.  Other than the transfer of the 2017-1 SUBI and the 2017-1 SUBI Certificate from the UTI Beneficiary to the Depositor under the SUBI Certificate Transfer Agreement, the transfer of the 2017-1 SUBI and the 2017-1 SUBI Certificate from the Depositor to the Issuer under the Issuer SUBI Certificate Transfer Agreement and the security interest in the Collateral granted to the Indenture Trustee pursuant to the Indenture, none of the UTI Beneficiary, the Depositor or the Issuer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral or the Accounts or any subaccounts thereof. The Issuer has not authorized the filing of, and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral or the Accounts or any subaccount thereof other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

(12)            None of the instruments, certificated securities or tangible chattel paper that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

(13)            Neither the Accounts nor any subaccounts thereof are in the name of any person other than the Issuer Entity or the Indenture Trustee. The Issuer Entity has not consented to the securities intermediary of any Account to comply with entitlement orders of any person other than the Indenture Trustee.

As used in this Schedule I, “Collateral” has the meaning set forth in the Granting Clause of the Indenture.

EXHIBIT A

FORM OF NOTE

SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES AS DEBT FOR UNITED STATES FEDERAL AND STATE INCOME TAX PURPOSES.

BMW VEHICLE LEASE TRUST 2017-1

[__]% ASSET BACKED NOTE, CLASS [A-1] [A-2] [A-3] [A-4]

REGISTERED	$[_________]
No. R-[___]	CUSIP NO. [_________]

BMW Vehicle Lease Trust 2017-1, a statutory trust organized and existing under the laws of the State of Delaware (including any permitted successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [______________________________] Dollars ($[__________]) in monthly installments on the 20th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on April 20, 2017 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A-2] [A-3] [A-4] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date or if no interest has yet been paid, at the rate per annum shown above, provided, however, that the entire Class [A-1] [A-2] [A-3] [A-4] Note

Balance shall be due and payable on the earlier of [___________], 20[__] (the “Note Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Interest on this Note will accrue for each Payment Date [from and including the preceding Payment Date (or, in the case of the initial Payment Date or if no interest has yet been paid, from and including the Closing Date) to but excluding such Payment Date]1 [from and including the 20th day of each calendar month (or, in the case of the initial Payment Date or if no interest has yet been paid, from and including the Closing Date) to but excluding the 20th day of the succeeding calendar month]2.  Interest will be computed on the basis of [actual days elapsed and a 360-day year.]3  [a 360-day year of twelve 30-day months.]4  The Issuer shall pay interest on overdue installments of interest at the Overdue Interest Rate to the extent lawful. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

1 Insert this for the Interest for the Class A-1 Notes.
2 Insert this for the Interest for the Class A-2 Notes, Class A-3 Notes and A-4 Notes.
3 Insert this for the Interest for the Class A-1 Notes.
4 Insert this for the Interest for the Class A-2 Notes, Class A-3 Notes and A-4 Notes.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer as of the date set forth below.

Dated: _______________, 2017	BMW VEHICLE LEASE TRUST 2017-1, By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: Name: Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: _______________, 2017	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee By: Name: Title:

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its “[__]% Asset Backed Notes, Class [A-1] [A-2] [A-3] [A-4]” (herein called the “Notes”) issued under an Indenture, dated as of March 22, 2017 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. However, to the extent provided in the Indenture, each Class will receive principal payment sequentially so no principal payments shall be made in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal payments shall be made in respect of the Class A-3 Notes until the Class A-2 Notes have been paid in full and no principal payments shall be made in respect of the Class A-4 Notes until the Class A-3 Notes have been paid in full.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the applicable Note Final Scheduled Payment Date and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Notes shall be due and payable following the occurrence and continuance of an Indenture Default, as described in the Indenture.  In such an event, principal payments on the Class A-1 Notes shall be made first and until paid in full and principal payments on the remaining Classes of Notes shall be made pro rata to the Noteholders entitled thereto.

Payments of principal and interest on this Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of The Depository Trust Company (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within five days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

As provided in the Indenture, the Servicer will be permitted at its option to purchase the interest in the 2017-1 SUBI evidenced by the 2017-1 SUBI Certificate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the Note Balance is less than or equal to 5% of the Initial Note Balance. The purchase price for the 2017-1 SUBI Certificate shall equal the unpaid principal balances of the Notes, together with accrued interest thereon to the Redemption Date (the “Optional Purchase Price”), which amount shall be deposited by the Servicer into the 2017-1 SUBI Collection Account on the Deposit Date relating to the Redemption Date.  In connection with an Optional Purchase, this Note will be redeemed on such Payment Date in whole, but not in part, for the Redemption Price.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

It is the intent of the Issuer that the Notes constitute indebtedness for all financial accounting and tax purposes and the Issuer agrees and each purchaser of this Note (by virtue of the acquisition of this Note or an interest herein) shall be deemed to have agreed, to treat this Note as indebtedness for all financial accounting and tax purposes.

This Note represents an obligation of the Issuer only and does not represent an interest in, recourse to or an obligation of either the Transferor, the UTI Beneficiary or any of their respective Affiliates.

Each Noteholder or Note Owner, by accepting this Note or in the case of a Note Owner, a beneficial interest in this Note hereby covenant and agree that prior to the date that is one year and one day after the date upon which all obligations and payments under the Securitized Financing have been paid in full, they will not (and, to the fullest extent permitted by applicable law, the Indenture Trustee shall not have the power to) institute against, or join any Person in instituting against any Noteholder, any Note Owner, the UTI Beneficiary (and the general partner of the UTI Beneficiary that is a partnership, or the managing member of the UTI Beneficiary that is a limited liability company), the Vehicle Trustee, the Vehicle Trust, any Special Purpose Affiliate (and the general partner of any Special Purpose Affiliate that is a partnership, or the managing member of any Special Purpose Affiliate that is a limited liability company) that holds a beneficial interest in the Vehicle Trust, the Transferor, the Issuer, the Indenture Trustee or any Affiliate or beneficiary of the same, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any United States federal or state bankruptcy or similar law.

Prior to the due presentment for registration of transfer of this Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

This Note, or any interest therein, may not be transferred to an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to ERISA, a “plan” described in Section 4975(e)(1) of the Code, any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity, or any governmental or church plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, unless such transferee represents, warrants and covenants that its purchase and holding of this note (i) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because it will satisfy the requirements of an applicable prohibited transaction exemption or (ii) in the case of a governmental or church plan, does not result in a non-exempt prohibited transaction or cause a non-exempt violation of any applicable law that is substantially similar to ERISA or Section 4975 of the Code.By its acquisition of this Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may relay conclusively on the same for purposes hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of Noteholders representing not less than a majority of the Outstanding Amount. The Indenture also contains provisions permitting Noteholders representing specified percentages of the Outstanding Amount, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

                                                                                        _________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________

________________________________________________________________________
 (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:5

Signature Guaranteed:

_________________________________

5 The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN THE INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)
Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Reference	Criteria
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivables documents.
1122(d)(4)(ii)	Receivables and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

Reference	Criteria
1122(d)(4)(iv)
Payments on receivables, including any payoffs, made in accordance with the related receivables documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivables documents.

1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivables with variable rates are computed based on the related receivables documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivables documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivables documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivables, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Reference	Criteria
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

By:  _______________________________
Name:
 Title:

B-4